Exhibit 3.1

FILED
IN THE OFFICE OF THE SECRETARY OF STATE OF THE STATE OF NEVADA

SEP 05 1997

C18981-97

SECRETARY OF STATE

9-5-97
3:25
$175.00

ARTICLES OF INCORPORATION

of

Universal Funding Services, Inc.

Know all men by these present;

That the undersigned, have this day voluntarily associated ourselves together for the purpose of forming a corporation under and pursuant to the provisions of Nevada Revised Statutes 78.010. to Nevada Revised Statues 78.090 inclusive, as amended, and certify that;

1. The name of this corporation is:

   Universal Funding Services, Inc.

2. Offices for the transaction of any business of the Corporation, and where meetings of the Board of Directors and of Stockholders may be held, may be established and maintained in any part of the State of Nevada, or in any other state, territory, or possession of the United States.

3. The nature of the business is to engage in any lawful activity.

4. The Capital Stock shall consist of 50,000,000 shares of common stock, $0.001 par value.

5. The members of the governing board of the corporation shall be styled directors, of which there shall be no less than 1 nor more than 9. The Directors of this corporation need not be stockholders. The first Board of Directors is: Penni E. Cress whose address is 5038 Bond St., Las Vegas, NV 89118.

6. This corporation shall have perpetual existence.

7. The name and addreu of each of tho incorporatora signi. - tg these Art.idea of Incorporation are U follows Penni E. Cress whoac addraa ia, 5038 Bond St.. NV 89118. I. Thia Corporation shall have a president. a secretary. a treasurer, and a resident aecnt. to be cholCll by the Board ofDinlcton, any peraon may hold two or more offices. 9. The resident agent of this Corporation shall be Pesini E. Crea, 5038 Sox St, Lu Veps. NV89118. 10 . 1 be Capital Stock of the corporation . after the fixed consideration thereof has been paid or performed . shall not be sul - ject to assessment . and the individual liable for the debts and liabilities of the Corporation, and the Articles of Incorporation shall never be amended as the aforesaid provisions . I I . Ne director or officer of the corporation shall be personally liable to the corporation of any of its stockholder s for damages for breach of fiduciary duty u a director or officer involv ... - . g any act or omission of an)· such director or officer providr ; d . however, tha t the foregoing provision shall not elurunti : or limit the liability of a directer or officer for acts or o . ,iission :. which involve intentional misconduct, fraud or a kno • ·Mg violation ofiaw, I . ii the payment of dividends in violation of Section 78 . 300 of the Nevada Revised Statutes . Any repeal or modification of this Article of the Stockholders of the Corporatiora shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of officer of the Corporation for acts or omissions prior to such repeal or modification .

2

i, the unc . cmgnea . Deina the incorporator hc - . mn lbOve named for the purpose of forming a corporatic n putlU& 1 lt to the seneral corporation law of the ftate of N'""Yada, do m . ·lre and fiJ - : these Articles of' Incorporation, lk .: reby declarna and certifying that the fiu :: ts within stated an : 199 J:::.. true. and accordingly ha• . - e hereunto sec ೦ hand ೦ day of¥ ೦ - ೦ - Ozuv - - ೦ enni E. Cras 5038Bond St Lu Vegu, NV 89118 Stat.e ofNEVADA ) )ss County of CLARK ) On tj - ೦ - 91 - . personally appeared before me, a notary public, personally known to me to be the person whose name is subscribed to the above instrument who aclcnowledged that be/she executrd the instrument.

3

[redacted]

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

$75.00
3.D

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

JUN 3 0 1998

C18984-97

Dean Heller
DEAN HELLER, SECRETARY OF STATE

Universal Funding Services, Inc.
Name of Corporation

We the undersigned Steven R. Bilyeu (President or Vice President) and Penni E. Cress (Secretary or Assistant Secretary) of Universal Funding Services, Inc. (Name of Corporation)

do hereby certify:

That the board of Directors of said corporation at a meeting duly convened and held on the 29th day of June, 19 98, adopted a resolution to amend the original articles as follows:

Article I is hereby amended to read as follows:

I. The name of the corporation shall be Universal Reduction Melting Technologies, Inc.

The said change(s) and amendment has been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

[signature]
President or Vice President

Penni E. Cress
Secretary or Assistant Secretary

State of Nevada
County of Clark
On 6-29-98 personally appeared before me, a Notary Public,
Steven R. Bilyeu and Penni E. Cress, who acknowledged that he/she executed the above document.

Cathy Souers
Notary Public

[Stamp/Seal]

CATHY SOUERS
Notary Public
State of Nevada
Clark County
No. 95-1166-1
My Appointment Expires Oct. 13, 1999

RECEIVED
JUN 3 0 1998
SECRETARY OF STATE

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION UNIVERSAL REDUCTION MELTING TECHNOLOGIES, INC. Name of Corporation We the undersigned Niall Duggan and Niall Duggan President or Vice President Secretary or Assistant Secretary of UNIVERSAL REDUCTION MELTING TECHNOLOGIES, INC. do hereby certify: Name of Corporation That the board of Directors of said corporation at a meeting duly convened and held on the 26th day of February, 1999, adopted a resolution to amend the original articles as follows: Article I is hereby amended to read as follows: I. The name of the corporation shall be Internet Solutions For Business, Inc. The said change{s) and amendment has been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon. /s/ Niall Duggan President or Vice President /s/ Niall Duggan Secretary or Assistant Secretary State of U.K. County of Middlesex On 9th day of March 1999 personally appeared before me, a Solicitor, Niall Duggan, who acknowledged that he/she executed the above document. /s/ Jonathan Kosky Solicitor

5

Har 01 OS 01:12p p.5 8 . . DEAN HELLER Secretary of State 204 North Carson Street . suite 1 Carsen City, Nevada 89701 - 4299 (775) 684 5708 Website : secretaryotstate . blz Certificate of Amendment (PURSUANT TO NRS 78.385 and 78.390) tmportllnt: Read attached lrrstructlons before completing form . " - llOIIE SPACE IS FOi( OH ;ct USE CJNl Y Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) 1 . Name of corporation: Jotcmet Solurions tor Business, Inc. 2 The articles have been amended as follows {provide article numbers, if available) : The ..6Jtic1es have been amended to change tile name of the company to: GlobalOne Real Estate, Inc . Document Nmnber 20050038450 - 57 Filed in the office of - fx, 7/<lk. Dean Heller Secretary of State State of Nevada Filing Date and Time 03/01/2005 8:19 AM Entity Nrnnber C18984 - 1997 3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the * articles of incorporation have voted in favor of the amendment is: · majority 4. Effective date of filing (optional) 5. Officer Signature {required): •it any proposeo amendment wo1.1ld litter or change any preference or any relative or other righi given to any class or series of outstanding shares. then the amendment must be approved by the vote, in addition to the affirmative vote otherwise req1.11red, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless or hmitations or restrictions on the voting power thereot. IMPORTANT: Failure to include any of the above lnfom,ation and submit the proper fees may cause this filing to be rejected . This form musl be accompanied by appropriate f ೦ s. . See iittaehed fee schedule. N ೦ Smeta,v o' s1111 AN. 1s !a! ./1.mefld ,on: \ Rtr""' - kO o - , 1 • , W.'00

6

Ma ೦ 04 05 10:03a IMA ADVISORS • DEAN HELLER Secretary of State 204 North Carson Street, Suhe 1 Carson City, Nevada 89701 - 4299 (776} 684 5708 Website: secretaryofstate.blz 281 242 5082 p.3 Amendment to Certificate of Designation After Issuance of Class or Series (PURSUANT TO NRS 76.1955) Docmnent Nmnber 20050164438 - 63 Filed in the office of - > '/fir I& ) ೦ , -- t ೦ - Dean Heller Secretary of State State of Nevada Filing Date and Time 05/04/2005 8:00 AM Entity Nmnber C18984 - 1997 Important: R••d attached instructions before comphtt/ng form. ABO \ E SPl \ c:EIS FOR 0FFK:E USE OM.Y Certificate of Amend:J!ent to Certificate of Designation for Neva , Profit Corporations {Pursuant to NRS 78.1955 • After Issuance of Class or Series) 1. Name of corporati_on; Global One Real Estate, Inc. 2. stockholder approval riursuant to statute has been obtained. 3. The class or series of stock being amended: Common voting class of shares • •" - "' ••" • • • • •• '"'" • - n ,.,.,,,MM 4. By a resolution adopted by the board of directors, the certificate of designation is being amended as follows or the new class or series is: Item number four: the class. of common voting shares be reverse split by a count of for ೦ ery 500 shares the shareholder shall receive l share. A 500 for l reverse split. At the concusion of the reverse split the authorized amount of common votilJi shares shall remain 50,000,000. 5. Effective date of filing (optional): 6. Officer Signature {Required): S/16/05 ೦ ·· · -------- ··········· --- - be later than 90 days after the 0111fflcate Is fled) ,c IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this fifing to be rejected. FIiing Fee: $175.00 SUBMIT IN DUPLICATE This tom, must - lie .. ccompanl ೦ by appropriate fees. SH •naeh.i fee 1$chet/Ule, • - ¾".; - ."'l ೦ W; ೦೦ :;r::,'.:,,,: ••f - :s - t:.,:,!y i·U.. • - ; t ;, - f. ೦ . - 1; ೦ •• ••,.,• ·:: ( ೦ hYl:.U,•J • •·. 1(1/.!, ' ೦ 'Cl'.

7

Document Number 20110651342 - 75 Filed in the office of , ೦೦ Filing Date and Time 08/31/2011 7:45 AM Ross Miller Entity Number C18984 - 1997 Secretary of State State of Nevada 1111111 111111111111111111111111111111111 ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701 - 4520 (775) 684 - 5708 Website : www . nvsos . gov Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS) use BLACK INK ONLY· 00 NOT HIGHLIGHT A80VE SPACE IS FOR OFFICE USE ONLY This Fonn is to Accompan ೦ Bf!stated Articles or Amended and Restated Articles of Incorporation (Pursuant to HRS 78.403, 82.371, 86.221, 87A, 88.355 or 88A.250) (This fonn is also to be used to accompany Restated Articles or Amended and Restated Articles for Umlted - Liablllty Companies, Certificates of Limited Partnership, Llmlted - Liability Limited Partnerships and Business Trusts) 1. Name of Nevada entity as last recorded in this office: GlobalOne Real Estate. Inc. 2, The articles are; (mark. only one box) D Restated [XJ Amended and Restated Please entitle your attached articles "Restated" or "Amended and Restated," accordingly. 3. Indicate what changes have been made by checking the appropriate box:* D No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate. JR] The entity name has been amended, [Kl The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) 0 The purpose of the entity has been amended, [Kl The authorized shares have been amended. [Kl The directors, managers or general partners have been amended, 0 IRS tax language has been added, Iii Articles have been added. fl] Articles have been deleted. 0 Other. The articles or certificate have been amended as follows: {provide article numbers, if available) • This form is to accompany Restated Articles or Amended and Restated Articles which contain newly altered or amended articles The Restated Articles must contain all of the requirements as set forth ln the statutes for amending or altering the articles for certificates, This form must be accompamed by appropriate fees, IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected. Nevada Secretary ol State Re - d Articles Revioed 10.16 - 09

8

GLOBALONE REAL ESTATE, INC. AMENDED AND RESTATED ARTICLES OF INCORPORATION GLOBALONE REAL ESTATE, INC . , (the "Corporation"), was originally incorporated under the name Universal Funding Services, Inc, and the original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Nevada on September 5 . 1997 . This Amended and Restated Certificate of Incorporation amends and restates the provisions of the original Certificate of Incorporation of the Corporation and any subsequent amendment made thereto . This Amended and Restated Certificate of Incorporation has been adopted by the Board of Directors of this Corporation, and has also been duly adopted by the at 1 irmative vote of a majority of all stockholders of this Corporation entitled to vote thereon . It was voted that the Corporation would amend and restate its Certificate of Incorporation in accordance with Nevada Revised Statutes 78 . 403 , as follows : ARTICLE I This corporation is incorporated pursuant to the laws of the State of Nevada. ARTICLEH The name of this corporation is: Glow Holdings, Inc. ART(CLE m The duration of this Corporation shall be perpetual. ARTICLE IV The Corporation shall have unlimited power to engage in and do any lawful act concerning any or all lawful business for which corporations may be organized under the Nevada corporation codes . ARTICLE V The Corporation is authorized to issue t \ vo classes of shares of stock to be designated as "Common Stock'' and "Preferred Stock" . The total number of shares of Common Stock which this Corporation is authorized to issue is Three Hundred Million ( 300 , 000 , 000 ) shares, par value $ 0 . 001 . The total number of shares of Preferred Stock Page I of5

9

which this Corporation is authorized to issue is Fifty Million (50,000,000) shares, par value $0.00L The shares of Preferred Stock may be issued from time to time in one or more series . The Board of Directors of the Corporation (the "Board of Directors") is expressly authorized to provide for the issue of all or any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers . full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares (a ''Preferred Stock Designation'') and as may be permitted by the Nevada Revised Statutes . The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series . In case the number of shares of any such series shall be so decreased . the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series . A. No holder of any of the shares of any class of the corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the corporation which the corporation proposes to issue or any righl'i or options which the corporation proposes to grant for the purchase of shares of any class of the corporation or for the purchase of any shares, bonds, securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of any class of the corporation ; and any and all of such shares, bonds, securities, or obligations of the corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and alt of such rights and options may be granted by the Board of Directors to such persons, firms . corporations, and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same . or any thereof : to any said holder . B. The Corporation elects not to be governed by the terms and provisions of Sections 78 . 378 through 78 . 3793 , inclusive, and Sections 78 . 411 through 78 . 444 , inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by any successor section, statute, or provision . C. In addition, the Corporation elects not to be governed by the terms and provisions of Sections 78 . 2055 and NRS 78 . 207 ofrhe Nevada Revised Statutes requiring shareholder approval of forward and reverse splits in cases where there is no corresponding increase or decrease in and to the number of Authorized shares of the class or series subject to the forward or reverse split and, therefore, shareholder approval will not be required for the Board of Directors of this Corporation to authorize forward and reverse splits of this Corporation's securities without corresponding increases or Page 2 of 5

10

decreases in and to the number of Authorized shares of the class or series subject to the forward or reverse split. D . No amendment to these Articles oflncorporation, directly or indirectly, by merger or consolidation or otherwise, having the effect of amending or repealing any of the provisions of this paragraph shall apply to or have any effect on any transaction involving acquisition of control by any person, or any transaction with an interested stockholder . or any Board action with respect to Sections 78 . 2055 and 78 . 207 NRS, occurring prior to such amendment or repeaL ARTICLE vr The stock of this Corporation shall not be subject to any assessment to pay the debts ofthe Corporation . ARTICLE Vil A. Number of Directors . The initial Board of Directors of the Corporation shall consist of at least one, but not more than seven . member(s) who need not be shareholders, officers or employees of the Corporation, or residents of the State of Nevada . B. Names of lnitial Board. Omitted. C. Voting for Directors . Directors shall be elected by a vote of such majority of a quorum of shareholders present at any meeting held for such purpose . Cumulative voting shall not be allowed . ARTICLE IX In addition to the other powers now or hereafter conferred upon the Board of Directors by the Certificate of Incorporation, by the Bylaws of the Corporation, or the laws of the State of Nevada . the Board of Directors may from time to time distribute to the shareholders in partial liquidation, out of the capital surplus of the Corporation, a portion of the corporate assets, in cash or in kind, and the Board of Directors may cause the Corporation to purchase, take, receive, or otherwise acquire its own shares out of the capital surplus of the Corporation ; subject, however, to the limitations contained in the Nevada corporation codes . ARTICLE X The right to make distributions to stockholders of assets or cash belonging to the Corporation in partial liquidation of the assets of the Corporation is hereby granted to the Board of Directors of the Corporation . Page 3 of 5

11

ARTICLE XI The right to sell or acquire stock or assets of this Corporation without stockholders' approval is hereby granted to the Board of Directors of the Corporation . ARTICLE XII In addition to, and in no way limiting the powers or authority now or hereafter conferred upon the Corporation by the Certificate of Incorporation, the Bylaws of the Corporation, or the laws of the State of Nevada, the Corporation shall possess . and may exercise alt powers of indemnification of officers, directors, employees, agents . and other persons and all powers and authority incidental thereto (including without limitation of power and authority to advance expenses, and to purchase and maintain insurance with respect thereto) . without regard to whether or not such powers and authority are specifically provided for by Nevada corporation codes . The Board of Directors of the Corporation is hereby authorized and empowered on behalf of the Corporation and without shareholder action, to exercise all of the Corporation's authority and powers of indemnification . ARTICLE XIII The Corporation reserves the right to amend, alter, change, or repeal any provisions contained herein, or to add any provision to . its Articles of Incorporation, from time to time . and in any manner now or hereafter prescribed or permitted by Nevada corporation codes, and all rights and powers conferred upon directors and shareholders hereby are granted, subject to this reservation . ARTICLE XIV The initial Bylaws of the Corporation shall be adopted by the Board of Directors . The power to amend, alter, change, or repeal the Bylaws or adopt new Bylaws shall be vested in the Board of Directors of the Corporation . ARTICLE XV The Corporation's Registered Agent for Service of Process is a Commercial Registered Agent by the name of Registered Agent Solutions, Inc . [remainder of page intentionally Jett blank; consent and signature page to follow] Page 4 of 5

12

CONSENT The number of shares of the corporation outstanding and entitled to vote on this Amended and Restated Certificate of Incorporation is 30 , 949 , 119 shares of common stock ; that the said change(s) and the Amended and Restated Certificate of Incorporation bas been consented to and approved by a majority of all the Stockholders of stock outstanding and entitled to vote thereon . The effective date of this Certificate shall be September 15, 2011. Page 5 of 5

13

Document Number 20110743126 - 07 Filed in the office of , ೦೦ Ross Miller Secretary of State State of Nevada Filing Date and Time 10/14/2011 8:34 AM Entity Number C18984 - 1997 111111111111 1111111111111111111111111111 •J50!()1 • ROSS MILLER Seeretary of State 204 North Carson Street . Suite 1 Carson City, Nevada 89701 - 4520 (775) 6 S 4 5703 Website : www . nvsos . gov Certificate of Designation (PURSUANT TO NRS 78.1955) USE BLACK INK ONLY• 00 NOT HIGHLIGHT Certificate of Designation For Nevada Profit Corporations (Pursuant to NRS 78.1955) 1. Name of corporation: !Glow Holdings, Inc. 2. By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock. jcERTfFICATE OF DESIGNATION OF THE RIGHTS, PREFERENCES, PRIVILEGES AND 'RESTRICTIONS, WHICH HAVE NOT BEEN SET FORTH IN THE CERTIFICATE OF INCORPORATION OR IN ANY AMENDMENT THERETO, OF THE isERIES A CONVERTIBLE PREFERRED STOCK OF GLOW HOLDINGS, INC. ; The undersigned, See Kuy Tan, does hereby certify that: j A. He is the President and Secretary of Glow Holdings, Tnc., a Nevada corporation (the "Corporation"). ;[continued on attached1 3. Effective date of filing: (optional) (must not be later than 90 days after the certfficate is flied) 4. Signature: (required) X Signature Fifing Fee: $175:00 IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected. This form must be accompanied by appropnate tees. Nevada Sacra1ary or S!llte Stoci< Designation RevfM!d; 3 - $,09

14

CERTIFICATE OF DESIGNATlON OF THE RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS, WHICH HAVE NOT BEEN SET FORTH IN THE CERTIFICATE OF INCORPORATION OR I ೦ ANY AMENDMENT THERETO, OFTHE SERIES A C01''VERTTBLE PREFERRED STOCK OF GLOW HOLDINGS, INC. The undersigned, See Kuy Tan, do hereby certify that: A. He is the President and Secretary of Glow Ho1dings, Inc., a Nevada corporation (the "Corporation"). WHEREAS, the Certificate of Incorporation of the Corporation authorizes a class of stock designated as Preferred Stock, with a par value of $ 0 . 001 per share (the ''Preferred Class"), comprising Fifty Million ( 50 , 000 , 000 ) shares and provides that the Board of Directors of the Corporation may fix the terms, including any dividend rights, dividend rates, conversion rights, voting rights, rights and terms of any redemption, redemption, redemption price or prices, and liquidation preferences, if any, of the Preferred Class ; WHEREAS, the corporation has not issued any shares of the Preferred Class; WHEREAS, the Board of Directors believes it in the best interests of the Corporation to create a new series of preferred stock consisting of Ten Million ( 10 , 000 , 000 ) shares and designated as the "Series A Convertible Preferred Stock" having certain rights, preferences, privileges, restrictions an<l other matters relating to the Series A Convertible Preferred Stock . NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby fix and determine the rights, preferences, privileges, restrictions and other matters relating do the Series A Convertible Preferred Stock as follows : l. Definitions, For purposes of this Certificate of Designation, the following definitions shall apply: l. l "Board" shall mean the Board of Directors of the Corporation. 2. "Corporation" shalt mean Glow Holdings. Inc,, a Nevada corporation. 3. ''Common Stock" shall mean the common stock, $0.001 par value per share, of the Corporation. 4. "Common Stock Dividend" shall mean a stock dividend declared and paid on the Common Stock that is payable in shares of Common Stock. Pagel of 6

15

l.5 "Conversion Date" shall have the meaning set forth in Section 4(b). 6. "Distribution" shall mean the transfer of cash or property by the Corporation to one or moro of its stockholders without consideration, whether by dividend or otherwise (except a dividend in shares of Corporation's stock) . 7. "Holder" shall mean a holder of the Series A Convertible Preferred Stock. 8. "Liquidation Price" shall mean $ 0 . 002 per share for the Series A Convertible Preferred Stock . 9. "Original Issue Date" shall mean the date on which the first share of Series A Convertible Preferred Stock is issued by the Corporation . 10. "Person" shall mean an individual, a corporation, a pannership, an association, a limited liability company, an unincorporated business organization, a trust or other entity or organization, and any government or political subdivision or any agency or instmmentality thereof, 11. "Series A Convertible Preferred Stock" shall mean the Series A Convertible Preferred Stock, $ 0 . 001 par value per share, of the Corporation . l . l 2 "Subsidiary" shall mean any corporation or limited liability company or corporation of which at least fifty percent ( 50% ) of the outstanding voting stock or membership interests, as the case may be, is at the time owned directly or indirectly by the Corporation or by one or more of such subsidiary corporations . 2. Dividend Rights. 2 . J In each calendar year, the holders of th e then outstanding Series A Convertible Preferred Stock shall be entitled to receive, when, as and if declared by the Board, out of any funds and assets of the Corporation legally available therefore, noncumulative dividends in an amount equal to any dividends or other Distribution on the Common Stock in such calendar year (other than a Common Stock Dividend) . No dividends (other than a Common Stock Dividend) shall b e paid, and no Distribution shall be made, with respect to the Common Stock unless dividends in such amount shall have been paid or declared and sel apart fur payment to the holders of th e Series A Convertible Preferred Stock simultaneously . Dividends on th e Series A Convertible Preferred Stock shall not be mandatory or cumulative, and no rights or interest shall accrue to the holders of the Series A Convertible Preferred Stock by reason of th e fact that the Corporation shall fail to declare or pay dividt'Ilds on the Series A Convertible Preferred Stock, except for such rights or interest that may arise as a result of the Corporation paying a dividend or making a Distribution on the Common Stock in violation of the terms of this Section 2 . 2 . 2 Participation Rights . Dividends shall be declared pro rata on the Common Stock and the Series A Convertible Preferred Stock on a pari passu basis according to the Page2of6

16

number of shares of Common Stock held by such holders, where each holder of shares of Series A Preferred Stock is to be treated for this purpose as holding the number of shares of Common Stock to which the holders thereof would be entitled if they converted their shares of Series A Convertible Preferred Stock at the time of such dividend in accordance with Section 4 hereof . 2 . 3 Non - Ca . 1 ; h Dividends . Whenever a dividend or Distribution provided for in this Section 2 shall be payable in property other than cash (other than a Common Stock Dividend), the value of such dividend or Distribution shall be deemed to be the fair market value of such property as determined in good faith by the Board . 3. Liyuidation Ri . &h! † , Jn the event of any liquidation . dissolution or winding up of the Corporation : whether voluntary or involuntary, the funds and assets of the Corporation that may be legally distributed to the Corporation's shareholders (the ''Available Funds and Assets") shall be distributed to shareholders in the following manner : 1. Series A Convertible Preferred Stock . The holders of each share of Series A Preferred Stock then outstanding shall be entitled to be paid, out of the Available Funds and Assets, and prior and in preference to any payment or distribution (or any setting apart of any payment or distribution) of any Available Funds and Assets on any shares of Common Stock or subsequent series of preferred stock, an amount per share equal to th e Liquidation Price of the Series A Convertible Preferred Stock plus all declared but w 1 paid dividends on the Series A Convertible Preferred Stock . If upon any liquidation, dissolution or winding up of the Corporntion, th e Available Funds and Assets shall be insufficient to permit th e payment to holders of the Series A Convertible Preferred Stock of their full preferential amount as described in thi s subsection, then all of th e remaining Available Funds and Assets shall be distributed among the holders of the then outstanding Series A Convertible Preferred Stock pro rata, according to the number of outstanding shares of Series A Convertible Preferred Stock held by each holder thereof 2. Participation Rights . If there are any Available Funds and Assets remaining after the payment or distribution (or the setting aside for payment or distribution) to the holders of the Series A Convertible Preferred Stock of their full preferential amounts described above in this Section 3 , then all such remaining Available Funds and Assets shall be distributed among the holders of the then outstanding Common Stock and Preferred Stock pro rata according to the number and preferences of the shares of Common Stock and Preferred Stock (as converted to Common Stock) held by such holders . 3. Merger or Sal e of Assets . A reorganization or any other consolidation or merger of the Corporation with or into any other corporation, or any other sal e of all or substantially all of the· assets of the Corporation, shall not be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of thi s Section 3 , and the Series A Convertible Preferred Stock shall b e entitled only to (i) the right provided in any agreement or plan governing the reorganization or other consolidation, merger or sal e of assets transaction . (ii) the rights contained in the General Corporation Law of the State of Nevada and (iii) the rights contained in other Sections hereof . Page 3 of 6

17

3 . 4 Non - Cash Consideration . If any assets of the Corporation distributed to shareholders in connection with any liquidation, dissolution or winding up of the Corporation are other than cash, then the value of such assets shall be their fair market value as determined by the Board . 4. Conversion Rights. 1. Conversion of Preferred Stock . Each share of Series A Convertible Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the issuance of such share into one (l) fully paid and nonassessab!e share of Common Stock of the Corporation . 2. Procedures for Exercise of Conversion Rights . The holders of any shares of Series A Convertible Preferred Stock may exercise their conversion rights as to all such shares or any part thereof by delivering to the Corporation during regular business hours, at the office of any transfer agent of th e Corporation for the Series A Convertible Preferred Stock, or at the principal office of the Corporation or at such other place as may be designated by the Corporation, th e certificate or certificates for the shares to be converted . duly endorsed for transfer to the Corporation (if required by the Corporation), accompanied by written notice stating that the holder elects lo convert such shares . Conversion shall be deemed to have been effected on the date when such delivery is made, and such date is referred to herein as the "Conversion Date . " As promptly as practicable after the Conversion Date, th e Corporation shall issue and deliver to or upon the written order . of such holder, at such office or other place designated by the Corporation, . a certificate or certificates for the number of fuU shares of Commo 11 Stock to which such holder is· entitled and a check for cash with respect to any fractional interest in a shar e of Common Stock as provided in section 4 (c : ) below . The holder shall be deemed to have become a shareholder of record on the Conversion Date . Upon conversion of only a portion of the number of shares of Series A Convertible Preferred Stock represented by a certificate surrendered for conversion, the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series A Convertible Preferred Stock represenling the unconverted portion of th e certificate so surrendered . 3. No Fractional Shares . No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series A Convertible Preferred Stock . If more than one share of Series A Convertible Preferred Stock shall be surrendered for conversion at any one time by the same holder, th e number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregale number of shares of Series A Convertible Preferred Stock so surrendered . Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series A Convertible Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest equal to the fair market value of such fractional interest as determined by the corporation's Board of Directors . 4. Payment of Taxes for Conversions . The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Page 4 of6

18

Common Stock on conversion pursuant hereto of Series A Convertible Preferred Stock . The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series A Convertible Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the corporation the amount of any such tax, or has established . to the satisfaction of the Corporation, that such tax has been paid . 5. Reservation of Common Stock . The Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Series A Convertible Preferred Stock, th e full number of shares of Common Stock deliverable upon the conversion of all shares of all serie s of preferred stock from time to time outstanding . 6. Registration or Listing of Shares of Common Stock . If any shares of Common Stock to be reserved for the purpose of conversion of shares of Series A Convertible Preferred Stock require registration or listing wilh, or approval of, any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise . before such shares may be validly issued or delivered upon conversion . the Corporation will in good faith and as expeditiously as possible endeavor to secure such registration, listing or approval, as the case may be . 7. Status of Common Stock Issued Upon Conversion . All shares of Common Stock which may be issued upon conversion of the shares of Series A Convertible Preferred Stock will upon issuance by the Corporation be validly issued, fully paid and nona . ssessable and free from all taxe . ,, liens and charges with respect to the issuance thereof . 8. Status of Converted Preferred Stock . In case any shares of Series A Convertible Preferred Stock shall be converted pursuant to this section 4 , the shares so converted shall be canceled and shall not be issuable by the Corporation . 5. AdiusJment of Conversion Price. 1. General Provisions . In case, at any time after the date hereof, of any capital reorganization, or any reclassification of the stock of the Corporation (other than a change in par value or as a result of a stock dividend or subdivision, split - up or combination of shares) . or the consolidation or merger of the Corporation with or into another person (other than a consolidation or merger in which the Corporation is the continuing entity and which does not result in any change in the Common Stock), or of the sale or other disposition of all or substantially all the properties and assets of the Corporation as an entirety to any other person, the shares of Series A Convertible Preferred Stock shall, after such reorganization, reclassification, consolidation, merger, sale or other disposition, be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the entity resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold or otherwise disposed to which such holder would have been entitled if immediately prior to such reorganization, reclassification, consolidat 1 on, merger, sale or other Page 5 of6

19

disposition it had converted lts shares of Series A Convertible Preferred Stock into Common Stock . The provisions of this section 5 . 1 shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or other dispositions . 5 . 2 No Impairment . The Corporation will no!, through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, including amending this Certificate of Designation, avoid or seek to avoid the observance or performance of any of the terms to be observed or perfonncd hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Series A Convertible Preferred Stock against impairment . This provision shall not restrict the Corporation from amending its Articles of Incorporation in accordance with the Nevada Revised Statutes and the terms hereof . 6. Redemption. The Series A Convertible Preferred Stock shall not be redeemable. 7. Voting Provisions . Each outstanding share of Series A Convertible Preferred Stock shall be entitled to Ten (IO) votes per share on all matters to which the shareholders of the Corporation are entitled or required to vote . 8. Protective Provisions . The Corporation may not take any of the following actions without the approval of a majority of the holders of the outstanding Series A Convertible Preferred Stock : (i) effect a sale of all or substantially all of the Corporation's assets or which results in the holders of the Corporation's capital : stock prior to the transaction owning less than . fifty percent ( 50% ) of the voting power of the Corporation's capital stock after the transaction, (ii) alter or change the rights, preferences, or ·privileges of the Series A Convertible Preferred Stock, (iii) increase or decrease the number of authorized shares of Series A Convertible Preferred Stock, (iv) authorize the issuance of securities having a preference over or on par with the Series A Convertible Preferred Stock, or (v) effectuate a forward or reverse stock split or dividend of the Corporation's common stock . IN WITNESS WHEREOF, the Corpor . ition ha - ; caused this Certificate of Designation of Series A Convertible Preferred Stock to be duly executed by its President and attested to by its Secretary this 11 th day of October, 2011 . By: Its: By: Its: 00049lJ9. !)(JC Page 6 of 6

20